Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2018 First Quarter Results

Richmond, Va, May 3, 2018-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $7.3 million, $0.34 per diluted share, for the first quarter of 2018 compared to $6.3 million, $0.29 per diluted share, for the first quarter of 2017. Net operating earnings(1) were $8.2 million, $0.38 per diluted share, for the first quarter of 2018 compared to $6.3 million, $0.29 per diluted share, for the first quarter of 2017.

Highlights for the first quarter of 2018 included:

•	Net income increased by 16.0% from the first quarter of 2017

•	Net operating earnings(1) increased by 30.3% from the first quarter of 2017

•	20.8% growth in gross written premiums to $63.8 million over the first quarter of 2017

•	41.3% increase in net investment income to $3.2 million over the first quarter of 2017

•	Underwriting income(1) of $6.8 million in the first quarter of 2018, resulting in a combined ratio of 85.9%

•	13.7% annualized operating return on equity(1) for the three months ended March 31, 2018
(1) See discussion of "Non-GAAP Financial Measures" below.
"Our first quarter results reflected premium growth of 20.8% as the pace of broker submissions remained strong across our product lines during the quarter. We generated profitable underwriting results of $6.8 million and achieved a combined ratio of 85.9% for the quarter. We believe these results are a good start to the year as we remain focused on disciplined underwriting, leveraging the power of our technology-driven platform and diligently managing costs,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $63.8 million for the three months ended March 31, 2018 compared to $52.9 million for the three months ended March 31, 2017, an increase of 20.8%. The increase in gross written premiums during the first quarter of 2018 over the same period last year was due to growth across most lines of business.
Underwriting income(1) was $6.8 million resulting in a combined ratio of 85.9% for the three months ended March 31, 2018, compared to $7.0 million resulting in a combined ratio of 82.6% for same period last year. The decrease in underwriting income (1) was due to lower net favorable development of loss reserves for prior accident years in the first quarter of 2018 compared to the first quarter of 2017, offset in part by higher net earned premiums quarter over quarter. Net favorable development of loss reserves on prior accident years was $1.3 million in the first quarter of 2018, compared to $5.1 million in the first quarter of 2017. Loss and expense ratios were 60.1% and 25.8%, respectively, for the three months ended March 31, 2018 compared to 54.7% and 27.9% for the three months ended March 31, 2017.

Summary of Underwriting Results
The Company’s underwriting results for the three months ended March 31, 2018 and 2017 are summarized as follows:

	Three Months Ended March 31,
	2018	2017
	($ in thousands)
Gross written premiums	$63,847	$52,862
Ceded written premiums	(8,756)	(8,700)
Net written premiums	$55,091	$44,162

Net earned premiums	$48,061	$40,433
Losses and loss adjustment expenses	28,899	22,107
Underwriting, acquisition and insurance expenses	12,398	11,294
Underwriting income (1)	$6,764	$7,032

Loss ratio	60.1%	54.7%
Expense ratio	25.8%	27.9%
Combined ratio	85.9%	82.6%

Annualized return on equity (2)	12.2%	11.8%
Annualized operating return on equity (3)	13.7%	11.8%

The following table summarizes losses incurred for the current accident year and the development of prior accident years for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Losses and loss adjustment expenses	% of Earned Premiums	Losses and loss adjustment expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$30,183	62.8%	$27,137	67.1%
Current accident year - catastrophe losses	—	—%	74	0.2%
Effect of prior accident year development	(1,284)	(2.7)%	(5,104)	(12.6)%
Total	$28,899	60.1%	$22,107	54.7%

(1)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(3)
Annualized operating return on equity is net operating earnings, a non-GAAP financial measure, expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

Investment Results
The Company’s net investment income was $3.2 million in the first quarter of 2018 compared to $2.3 million in the first quarter of 2017, an increase of 41.3%. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return of 2.7% for the three months ended March 31, 2018 compared to 2.3% for the three months ended March 31, 2017. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-

maturity investment portfolio, including cash equivalents, was 4.1 years at March 31, 2018 and 3.9 years at December 31, 2017. Cash and invested assets totaled $574.3 million at March 31, 2018 compared to $561.1 million at December 31, 2017.
Effective January 1, 2018, the Company adopted a new accounting standard, which prescribed several changes, including eliminating the available-for-sale classification of equity investments and requiring changes in unrealized gains and losses in the fair value of equity investments to be recognized in net income. During the first quarter of 2018, the Company recognized $1.0 million of unrealized losses, net of taxes, related to its equity portfolio in the consolidated statement of income. In addition, at the time of adoption, the Company recorded a cumulative-effect adjustment of $6.5 million, net of taxes, which reclassified unrealized gains related to these investments from accumulated other comprehensive income to retained earnings.
Other
The effective tax rates for the three months ended March 31, 2018 and 2017 were 17.3% and 32.4%, respectively. The decrease in the effective tax rate for the three months ended March 31, 2018 compared to the prior-year period was attributable to the effect of the Tax Cuts and Jobs Act of 2017, which lowered the federal corporate tax rate from 35% to 21%, and the recognition of tax benefits from share-based compensation during the first quarter of 2018.
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale securities, was $2.4 million for the first quarter of 2018 compared to $7.4 million for the same period in 2017. The decline in total comprehensive income was principally due to an increase in unrealized losses during the first quarter of 2018 related to lower fair values of Company's fixed-maturity investments, which was attributable to a higher interest rate environment.
Stockholders' equity was $239.9 million at March 31, 2018, compared to $238.2 million at December 31, 2017. Annualized return on equity was 12.2% for the first three months of 2018, an increase from 11.8% for the first three months of 2017. The increase was principally due to the lower income tax rate resulting from the Tax Cuts and Jobs Act of 2017.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings excludes the impact of realized investment gains and losses and unrealized gains and losses on equity securities. Management believes the exclusion of these items provide a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three months ended March 31, 2018 and 2017, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended March 31,
	2018	2017
	($ in thousands)
Net operating earnings:
Net income	$7,287	$6,281
Net unrealized losses on equity securities, after taxes	1,010	—
Net realized (gains) losses on investments, after taxes	(88)	21
Net operating earnings	$8,209	$6,302

Diluted operating earnings per share:
Diluted earnings per share	$0.34	$0.29
Net unrealized losses on equity securities, after taxes, per share	0.04	—
Net realized (gains) losses on investments, after taxes, per share	—	—
Diluted operating earnings per share	$0.38	$0.29

Operating return on equity:
Average equity (1)	$239,020	$213,343
Annualized return on equity (2)	12.2%	11.8%
Annualized operating return on equity (3)	13.7%	11.8%

(1)	Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(3)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three months ended March 31, 2018 and 2017, net income reconciles to underwriting income as follows:

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Net income	$7,287	$6,281
Income tax expense	1,528	3,005
Income before income taxes	8,815	9,286
Other expenses	14	—
Net investment income	(3,229)	(2,286)
Net unrealized losses on equity securities	1,279	—
Net realized (gains) losses on investments	(112)	32
Other income	(3)	—
Underwriting income	$6,764	$7,032
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, May 4, 2018, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 4778106, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on July 3, 2018.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended March 31,
	2018	2017
	(in thousands, except per share data)
Revenues
Gross written premiums	$63,847	$52,862
Ceded written premiums	(8,756)	(8,700)
Net written premiums	55,091	44,162
Change in unearned premiums	(7,030)	(3,729)
Net earned premiums	48,061	40,433

Net investment income	3,229	2,286
Net unrealized losses on equity securities	(1,279)	—
Net realized gains (losses) on investments	112	(32)
Other income	3	—
Total revenues	50,126	42,687

Expenses
Losses and loss adjustment expenses	28,899	22,107
Underwriting, acquisition and insurance expenses	12,398	11,294
Other expenses	14	—
Total expenses	41,311	33,401
Income before income taxes	8,815	9,286
Total income tax expense	1,528	3,005
Net income	7,287	6,281

Other comprehensive income
Change in unrealized (losses) gains on available-for-sale securities, net of taxes	(4,856)	1,073
Total comprehensive income	$2,431	$7,354

Earnings per share - basic	$0.35	$0.30
Earnings per share - diluted	$0.34	$0.29

Weighted-average shares outstanding - basic	21,045	20,969
Weighted-average shares outstanding - diluted	21,628	21,389

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$462,534	$425,191
Equity securities at fair value	55,065	54,132
Total investments	517,599	479,323

Cash and cash equivalents	56,659	81,747
Investment income due and accrued	3,200	3,077
Premiums receivable, net	22,892	19,787
Reinsurance recoverable	50,742	49,593
Ceded unearned premiums	14,081	13,858
Deferred policy acquisition costs, net of ceding commissions	12,768	11,775
Intangible assets	3,538	3,538
Deferred income tax asset, net	4,201	2,492
Other assets	2,087	2,659
Total assets	$687,767	$667,849

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$328,209	$315,717
Unearned premiums	110,364	103,110
Payable to reinsurers	3,244	3,226
Accounts payable and accrued expenses	3,170	6,519
Other	2,930	1,088
Total liabilities	447,917	429,660

Stockholders' equity	239,850	238,189
Total liabilities and stockholders' equity	$687,767	$667,849